Exhibit 10.5.1
FIRST AMENDMENT TO
NEWFIELD EXPLORATION COMPANY
2000 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN
          WHEREAS, Newfield Exploration Company (the “Company”) has heretofore adopted the Newfield Exploration Company 2000 Non-Employee Director Restricted Plan (the “Plan”); and
          WHEREAS, the Company desires to amend the Plan;
          NOW, THEREFORE, the Plan shall be amended as follows:
          1. The first sentence of Paragraph V of the Plan shall be deleted in its entirety and replaced with the following sentence:
     “The aggregate number of shares of Stock that may be issued under the Plan may not exceed 200,000 shares.”
          2. Paragraph VI(a) of the Plan shall be deleted in its entirety and replaced with the following:
(a)	“Annual Issuance of Restricted Shares. Subject to the limitation of the number of shares of Stock set forth in Paragraph V, (i) as of the date of the annual meeting of the stockholders of the Company in each year that the Plan is in effect as provided in Paragraph VIII hereof, each Non-Employee Director who is in office immediately after such meeting shall receive, without the exercise of the discretion of any person or persons, a number of Restricted Shares determined by dividing (y) $75,000 by (z) the Fair Market Value on the date of the annual meeting of stockholders, rounded down to the nearest whole number, subject to the terms set forth below, and (ii) each Non-Employee Director who is appointed to the Board by the Board for the first time after the 2000 annual meeting of stockholders (and not in connection with an annual meeting of stockholders) shall receive, without the exercise of the discretion of any persons or person, a number of Restricted Shares determined by dividing (y) $75,000 by (z) the Fair Market Value on the effective date of his/her appointment as a director, rounded down to the nearest whole number, effective as of his/her date of appointment as a director, subject to the terms set forth below. Any nominee Non-Employee Director may make an irrevocable written election in advance of election or appointment to the Board not to receive a grant of Restricted Shares pursuant to this Paragraph VI(a).”
          3. This First Amendment shall be submitted to the stockholders of the Company for approval at the Company’s 2006 Annual Meeting of Stockholders.
          4. This First Amendment shall be effective upon its approval by the stockholders of the Company at the Company’s 2006 Annual Meeting of Stockholders. If this First Amendment is not so approved, it shall be void and of no further force or effect.